EXHIBIT 3.12

                                      YUKON
                            BUSINESS CORPORATIONS ACT
                                  (Section 190)
                                                                       Form 3-01
               ARTICLES OF CONTINUANCE
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1.             Name of Corporation:

               APOLLO GOLD CORPORATION
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2.             The classes and any maximum number of shares that the Corporation is authorized to issue:

               The attached Schedule "A" is incorporated into and forms part of the Articles of Continuance.

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3.             Restrictions, if any, on share transfers:

               None.

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4.             Number (or minimum and maximum number) of Directors:

               Not less than three (3), nor more than fifteen (15)

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5.             Restrictions, if any, on business the Corporation may carry on:

               None.

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6.             If change of name effected, previous name:

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7.             Details of incorporation:

               Incorporated under the Business Corporations Act (Ontario) pursuant to Articles of Arrangement dated June 25, 2002, pursuant to which International Pursuit Corporation and Nevoro Gold Corporation amalgamated to form Apollo Gold Corporation.

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8.             Other provisions, if any:


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               The attached Schedule "B" is incorporated into and forms part of the Articles of Continuance

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9.             Date: May 21, 2003
                    ---------------------


               Signature: Michael Hobart   Title: Assistant Secretary & Director
                         ---------------         -------------------------------


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                                  SCHEDULE "A"
                             APOLLO GOLD CORPORATION

The classes and any maximum number of shares that the Corporation is authorized to issue:

The Corporation is authorized to issue an unlimited number of shares without nominal or par value and the authorized capital of the Corporation is to be divided into:

1. Common shares which shall have attached thereto the following preferences, rights, conditions, restrictions, limitations, or prohibitions:

               (a) Voting
                   ------

               Holders of Common shares shall be entitled to vote at any meeting of the shareholders of the Corporation and have one vote in respect of each Common share held by them.

               (b) Dividends
                   ---------

               Holders of Common shares shall be entitled to receive, out of all profits or surplus available for dividends, any dividend declared by the Corporation on the Common shares.

               (c) Participation in Assets on Dissolution
                   --------------------------------------

               In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of Common shares shall be entitled to receive the remaining property of the Corporation.


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                                  SCHEDULE "B"
                             APOLLO GOLD CORPORATION

Other provision, if any:

1. A meeting of the shareholders of the Corporation may, in the Directors' unfettered discretion, be held at any location in North America, South America, Europe, Africa, Asia or Australia specified by the Directors in the Notice of such meeting.

2. The Directors may, between annual general meetings, appoint one or more additional Directors of the corporation to serve until the next annual general meeting, but the number of additional Directors shall not at any time exceed one third of the number of Directors who held office at the expiration of the last annual general meeting of the Corporation, provided that the total number of directors shall not exceed the number of directors fixed pursuant to the Articles.


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